FOR IMMEDIATE RELEASE		PRESS RELEASE

Please Contact:	Michael Gelmon, CEO Banyan Corporation (800) 808-0899
e-mail: info@chiropracticusa.net
Investor Relations 877-788-1940
www.ChiropracticUSA.net
www.Banyancorp.com

BANYAN CORPORATION EXCEEDS GOALS
FOR NEW FRANCHISED CLINCS

LOS ANGELES (March 31, 2004)--Banyan Corporation (OTCBB: BANY) and its subsidiary, Chiropractic USA, Inc., has now completed agreements with 52 chiropractic clinics, exceeding its stated goal and creating representation of the national franchise in more than 21 states.

Banyan CEO Michael Gelmon said, “Chiropractic practices across the United States are clearly seeing the value in being a part of the Chiropractic USA family. We surpassed our goal of 50 franchised clinics by the end of March 2004 and with many more clinics in negotiation we are well on our way to surpass our next goal of 100 franchised clinics by the end of the year.”

Banyan President Cory Gelmon added, “What is important about reaching this milestone in our company’s development is that each new franchise that comes under the Chiropractic USA banner greatly improves the financial position for the company as current revenues now meet our operational expenses. The enthusiasm of private clinics to join Chiropractic USA is a testament to the value and strength of the national brand we are creating for Chiropractic.”

Chiropractic USA meets with current franchisee and area representatives at a regional meeting in Atlanta this weekend as a part of The Waiting List Practice seminar. There, Chiropractic USA’s doctors, associates, president, operations manager, marketing and real estate directors have an exclusive opportunity to meet with hundreds of prospective additions to their franchise team.

Please contact Banyan Corporation Investor Relations toll-free at 877-980-3114. For more information about Chiropractic USA, please visit the Chiropractic USA Web site at www.ChiropracticUSA.net.

About Chiropractic USA, Inc.
Chiropractic USA, a subsidiary of Banyan Corporation, was founded in 2001 to establish a national franchise brand in the chiropractic industry. Banyan President Cory Gelmon and Banyan Chief Executive Officer Michael Gelmon are franchise lawyers who founded Domino’s Pizza of Canada Ltd. In early 2003, world-renowned chiropractic coach Dr. CJ Mertz of Team WLP s joined the Chiropractic USA Management Team. Chiropractic USA embarked on its plan in July 2002 by acquiring a chain of chiropractic clinics in Louisiana to serve as the Chiropractic USA flagship and commenced its franchise program in September of 2003.

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About Banyan Corporation
Banyan Corporation is a publicly traded holding company focused on investing in and building a network of operating subsidiaries engaged in various innovative businesses. Currently the company’s subsidiary, Chiropractic USA’, Inc., is focusing on the development of branded Chiropractic clinics throughout North America by way of acquisitions of existing clinics as well as franchising Chiropractic clinics under its marks and uniform operating systems and practices. The company’s other subsidiary, Banyan Financial Services, Inc. is providing practice finance solutions to the Chiropractic, Medical, Dental and Healthcare communities.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Banyan Corporation) contains statements that are forward-looking, such as statements relating to the future anticipated direction of the high technology industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Banyan Corporation. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, changes in federal or state tax laws, and market competition factors. For a description of additional risks and uncertainties, please refer to Banyan’s filings with the Securities and Exchange Commission.

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